UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2009

GigOptix, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	333-153362	26-2439072
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2400 Geng Road, Suite 100, Palo Alto, CA		94303
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (650) 424-1937

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 9, 2009, GigOptix, Inc. (the “Company”) entered into a Second Amendment to Lease Agreement (the “Amendment”) by and between the Company and EOP-Embarcadero Place, L.L.C., a Delaware limited liability company (“Landlord”) in connection with an amendment of a lease of the Company’s headquarters at 2400 Geng Road, in Palo Alto, California (the “Premises”).

Landlord and the Company’s predecessor in interest, GigOptix LLC, an Idaho limited liability company, had originally entered into that certain lease dated March 21, 2005 consisting of approximately 9,414 rentable square feet, as previously amended by that certain Commencement Letter dated August 11, 2005 and that certain First Amendment dated January 26, 2009 (as amended, the “Lease”). The Lease was to expire by its terms on December 31, 2013.

Pursuant to the Amendment, Landlord and the Company agreed to accelerate the expiration date of the Lease with respect to a portion of the Premises, such that approximately 5,762 rentable square feet of the Premises would expire on December 31, 2009, resulting in a reduction of the Premises to approximately 3,652 rentable square feet. Furthermore, the Base Rent (as defined in the Lease) for the reduced Premises would be as follows (with such abatements as set forth in the Amendment):

Period	Annual Rate Per Square Foot	Monthly Base Rent
1/1/10-12/31/10	$18.00	$5,478.00
1/1/11-12/31/11	$19.80	$6,025.80
1/1/12-12/31/12	$21.60	$6,573.60
1/1/13-12/31/13	$23.76	$7,230.96

This compares to a monthly Base Rent under the Lease prior to the Amendment which for 2010 would have been $14,121 (not including any abatements as set forth in the Lease) and which would have increased yearly thereafter.

Pursuant to the terms of the Amendment, the security deposit under the Lease would be reduced to $10,000 and the Company would have an ongoing right of first offer with respect to certain portion of the Premises. Also, the effectiveness of the Amendment was contingent upon Landlord and the Company entering into a new lease for approximately 13,457 rentable square feet in the building located at 2300 Geng Road in Palo Alto, California, which the parties entered into as of December 9, 2009 (the “New Lease”). The effective date of possession of the new premises under the New Lease is January 1, 2010.

Under the New Lease, the term is for a period of 48 month, the security deposit would be $20,000 and the Base Rent (as defined in the New Lease) would be as follows (with such abatements as set forth in the New Lease):

Months of Term	Annual Rate Per Square Foot	Monthly Base Rent
1-12	$12.51	$14,029.50
13-24	$18.08	$20,280.30
25-36	$19.20	$21,529.35
37-48	$20.47	$22,951.26

Copies of the Amendment and the New Lease are attached as Exhibits 10.1 and 10.2, respectively, hereto.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

10.1	Second Amendment to Lease Agreement, dated as of December 9, 2009.

10.2	Office Lease Agreement, dated as of December 9, 2009.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

GIGOPTIX, INC.

By:	/S/ DR. AVI KATZ
Dr. Avi Katz Chief Executive Officer

Date: December 15, 2009

Exhibit Index

Exhibit No.	Description

10.1	Second Amendment to Lease Agreement, dated as of December 9, 2009

10.2	Office Lease Agreement, dated as of December 9, 2009.